Exhibit 10.19

Deed of Indemnity, Insurance and Access

(1)	Nexvet Biopharma public limited company

(2)	[Director or Officer name]

THIS DEED is made on [Date]

BETWEEN:

1.	Nexvet Biopharma public limited company, a company incorporated in Ireland (registered no. 547923), whose registered office is at 88 Harcourt Street, Dublin 2, Ireland (the “Company”); and

2.	[Director or Officer name] of [Address] (the “Officer”).

WHEREAS:

(A)	The Officer is a director of the Company.

(B)	The Company has agreed, subject always to the prohibitions and limitations imposed by law, to indemnify the Officer in respect of certain liabilities as set out in this Deed and the Officer has agreed to comply with certain related obligations also as set out in this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

IN THIS DEED, UNLESS THE CONTEXT OTHERWISE REQUIRES:

1.1	Definitions

The following words bear the meanings assigned to them below:

“Act” means the Companies Act 1963.

“Associated Company” means:

(a)	a subsidiary undertaking of the Company from time to time, or

(b)	any undertaking (a) in which the Company or any of its subsidiary undertakings holds any share capital and (b) of which the Officer is a director and in such capacity is a nominee of the Company or any of its subsidiary undertakings; or

(c)	any undertaking in which the Officer is acting as officer, employee, trustee or agent at the Company’s request.

“Board Documents” includes all:

(a)	written communications circulated or made available to the Officer by the Company;

(b)	minutes of meetings of the Company and the Board; and

(c)	Documents circulated to the directors of the Company in connection with any meetings or deliberations of the Board.

“Books” means all the financial, technical and commercial information belonging to the Company from time to time and includes the Board Documents.

“Business Day” means a day other than a Saturday or Sunday on which banks are generally open for business in Dublin.

“Claim” means any claim, action, proceeding, investigation, demand or judgment made by a person other than the Officer.

“Commencement Date” means [Date].

“Connected Person” means in relation to a person, any other person:

(a)	who is a connected person for the purposes of section 10 of the Taxes Consolidation Act 1997 to the first mentioned person; and/or

(b)	with whom the first mentioned person is acting in concert (as defined in section 1(13) of the Irish Takeover Panel Act 1997).

“Information” means all or any part of information contained in or related to the business or a transaction of the Company, a Book or a discussion at a meeting of the Company.

“Permitted Purpose” means

(a)	to discharge the Officer’s duty as a director of the Company;

(b)	in connection with a claim commenced or arising during the Term in which the Officer:

(i)	is subject or is a party (except where claiming against or being claimed against by the Company);

(ii)	is directly involved in (including as a witness);

(iii)	proposes in good faith to bring (except against the Company); or

(iv)	believes on reasonable grounds will be brought against the Company (except by the Company); or

(c)	any other purpose in respect of which the Company gives its written consent.

“Term” means the period set out in Clause 5.

1.2	Interpretation

1.2.1	References to a statute or statutory provision include:

(a)	that statute or provision as from time to time modified, re-enacted or consolidated whether before, on or after the date of this Deed; and

(b)	any subordinate legislation made from time to time under that statute or statutory provision.

1.2.2	References to one gender include all genders and references to the singular include the plural and vice versa.

1.2.3	References to a company shall include any company, corporation or any body corporate, wherever incorporated.

1.2.4	The words “holding company”, “undertaking” and “subsidiary undertaking” shall have the same meaning in this Deed as their respective definitions in the Act.

1.2.5	Reference to Clauses are to Clauses of this Deed;

1.2.6	A conviction, judgment or refusal of relief becomes final:

(a)	if not appealed against, at the end of the period for bringing an appeal; or

(b)	if appealed against, at the time when the appeal (or any further appeal) is determined and the period for bringing any further appeal has ended or if the appeal is abandoned or otherwise ceases to have effect.

1.2.7	Headings shall be ignored in interpreting this Deed.

2.	INDEMNITY

2.1	Subject to the provisions of this Deed, the Company agrees to indemnify the Officer out of its own funds against any liability incurred by, or attaching to, the Officer on or after the Commencement Date:

2.1.1	in connection with any negligence, default, breach of duty or breach of trust by the Officer in relation to the Company or any Associated Company; or

2.1.2	in the actual or purported execution and/or discharge of the Officer’s duties and/or the actual or purported exercise of the Officer’s powers and/or otherwise in relation to, or in connection with, the Officer’s duties, powers or office as an employee, officer, trustee or agent of the Company and/or any Associated Company.

2.2	This indemnity shall extend to such costs and expenses incurred by the Officer in relation to the matters in respect of which he is indemnified in this Clause 2 in respect of:

2.2.1	Claims based on acts or failures to act in the exercise of the Officer’s duties or any other duties currently or previously performed by the Officer at the Company’s or any Associate Company’s request, in the actual or purported execution and/or discharge of the Officer’s duties and/or the actual or purported exercise of the Officer’s powers and/or otherwise in relation to, or in connection with, the Officer’s duties, powers or office as an employee, officer, advisor or agent of the Company and/or any Associated Company;

2.2.2	the reasonable costs and expenses of conducting a defence, using counsel of the Officer’s choosing, against any such Claim (including for the avoidance of doubt reasonable fees and expenses of the Officer’s legal advisers);

2.2.3	any damage, fines or other costs payable by the Officer as a result of an act or failure to act as referred to above; and

2.2.4	the reasonable costs of appearing in other legal, judicial, administrative or regulatory proceedings in which the Officer is involved as current or former Officer of the Company, with the exception of proceedings primarily aimed at pursuing such a claim by or on the Officer’s own behalf.

2.3	The Officer shall take all reasonable steps to mitigate any loss which, in the absence of mitigation, might give rise to a claim or demand under this Deed against the Company.

2.4	Notwithstanding anything to the contrary herein, the rights of the Officer under this Deed shall only have effect insofar as they are not contrary to or in violation of the laws of Ireland, including section 200 of the Companies Act 1963.

3.	LIMITATIONS ON INDEMNITY

3.1	Without prejudice to any other rights or remedies which may be available to the Officer, the indemnity granted by the Company to the Officer in Clause 2 shall not extend to any liability (including any costs and expenses) incurred by, or attaching to, the Officer:

3.1.1	to the Company or any Associated Company;

3.1.2	to pay a fine imposed in criminal proceedings;

3.1.3	in defending any criminal proceedings in which he is convicted, where such conviction is final;

3.1.4	in defending any civil proceedings brought by the Company or an Associated Company in which judgment is given against him, where such judgment is final; or

3.1.5	in connection with any application under Section 42(3) or (4) of the Companies (Amendment) Act 1983 (acquisition of shares by innocent nominee) or Section 391 of the Act (general power to grant relief in case of honest and reasonable conduct), where the court refuses to grant the Officer relief, and such refusal is final.

3.2	Furthermore, this indemnity shall not apply:

3.2.1	to the extent that it is not permitted by, or consistent with, law or statute from time to time in force, the memorandum and articles of association of the Company or the rules and regulations of any regulatory body;

3.2.2	to the extent that the Officer is entitled to be indemnified or reimbursed by any directors’ or officers’ liability insurance or any other insurance and the insurer has paid out;

3.2.3	where there has been gross negligence, fraud or wilful default by the Officer; nor

3.2.4	to the extent the Officer or a Connected Person has improperly derived a personal benefit or profit, whether directly or indirectly, from the matter in respect of which a liability arises.

4.	FUNDING OF COSTS AND FINANCIAL LOSS

4.1	Subject to the Officer complying with his obligations under this Deed, the Company:

(a)	subject to any applicable laws, will do such reasonable things as may enable the Officer to avoid incurring cost or financial loss from a liability described in Clause 2; and / or

(b)	shall pay directly (or if necessary reimburse) any such costs and financial loss within 10 Business Days of receipt of the invoices or any other document evidencing the costs or financial loss of the Officer from a liability described in Clause 2.

4.2	If the Company chooses to provide funds or do other things as set out in Clause 4.1 then such funds will become repayable by the Officer (on a pro rata basis, as the case may be, in accordance with Clause 4.3), and the liability of the Company under Clause 4.1 will be discharged (on a pro rata basis, as the case may be, in accordance with Clause 4.3), as follows:

4.2.1	in the event of the Officer being convicted in the criminal proceedings referred to in Clause 3.1.2 or 3.1.3, the date when the conviction becomes final;

4.2.2	in the event of judgment being given against the Officer in the civil proceedings referred to in Clause 3.1.4 or 3.1.5, the date when the judgment becomes final; and

4.2.3	in the event of the court refusing to grant the Officer relief on the application, the date when the refusal of relief becomes final.

4.3	In the event that in the criminal or civil proceedings referred to in Clause 4.2 more than one criminal or civil charge is brought against the Officer and the Officer is convicted or judgment is rendered against him, as the case may be, in respect of some but not all of the relevant charges, the funds referred to in Clause 4.2 will become repayable and the Company’s liability will be discharged only on a pro rata basis, to be determined by and between the Company and the Officer in good faith and in accordance with the principles of reasonableness and fairness, on the basis of the contents of the relevant criminal or civil judgment rendered.

4.4	If an amount is paid under Clause 4.1 and is subsequently found to be for a liability or costs or expenses which are not covered by the indemnities set out in Clause 2 or is the subject of another payment to the Officer under directors and officers insurance policy, another insurance policy or another indemnity, then, within 28 days after receipt of a written request from the Company, the Officer must repay such monies to the Company.

4.5	Without prejudice to any rights of the Company, the Company may, with the prior agreement of the Officer, deduct from any money due to the Officer (including remuneration) in connection with his services to the Company or any Associated Company, any amount which he owes to the Company under this Deed.

5.	CONTINUATION OF OBLIGATIONS

The obligations of the Company contained in this Deed shall continue during the period in which the Officer is an officer of the Company or of an Associated Company and for a period of seven years thereafter.

6.	NOTIFICATION AND CONDUCT OF CLAIMS

6.1	The Officer will promptly, and in any event within 10 Business Days of the date on which the Officer becomes aware of a Claim, notify the Company in writing of any Claim which may give rise to a claim or demand by the Officer against the Company under this Deed setting out as much information as is available to the Officer (including details of the person(s) making the Claim, the circumstances which gave rise to it and an estimate of the amount of the Claim).

6.2	The Company shall be entitled at any time by notice to the Officer to assume sole conduct of all matters relating to any Claim (including the conduct of any counterclaim or related claim against any person) provided that it shall only settle, compromise or consent to the entry of any judgment with respect to any Claim with the consent of the Officer, such consent not to be unreasonably withheld.

6.3	The Officer shall do all such things as the Company may reasonably request in order to permit the Company fully to exercise its rights under Clauses 6.2. and 6.3, and in particular shall:

6.3.1	provide the Company with such information and copies of such documents relating to any Claim as the Company may reasonably request;

6.3.2	not, without the prior written consent of the Company, make any admission in relation to any claim, nor settle, compromise or consent to the entry of any judgment (or offer to do so), with respect to any Claim;

6.3.3	assist the Company as it may require in resisting, defending or settling such Claim; and

6.3.4	allow the Company to take such actions which the Company may deem appropriate in relation to any Claim in the name and on behalf of the Officer, including (without prejudice to the Officer’s right to choose counsel referred to in Clause 2.2.2) appointing and giving instructions to Counsel and any other professional advisers, under the Company’s sole instructions and commencing and taking any step in any proceedings (including making any admission and lodging any appeal).

6.4	If the Officer does not comply with his obligations under Clauses 6.1 and/or 6.3 or the Officer and the Company cannot agree on a course of action in accordance with Clause 6.3, the Company may on giving notice to the Officer require the Officer to assume the sole conduct of defence of the Claim.

6.5	For the avoidance of doubt, after notice has been given by the Company to the Officer of its election to assume the conduct of matters relating to a Claim in accordance with the provisions of Clause 6.2, or after notice has been given by the Company to the Officer requiring the Officer to assume the sole conduct of all matters relating to a Claim pursuant to Clause 6.4, the Officer may engage separate legal or other representation and participate in the defence of a Claim but any expenses incurred by the Officer in relation to such representation or participation will only be borne by the Company

6.5.1	the extent that those expenses are the subject of an Indemnity; and

6.5.2	those expenses incurred in circumstances where the Company has refused to authorise representation or participation by lawyers other than lawyers acting also for the Company; and

6.5.3	there is a reasonable likelihood that the interests of the Officer and of the Company would conflict if the same lawyers were to act on behalf of both the Officer and the Company.

7.	DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company undertakes that for the duration of the Officer’s appointment as a director of the Company and for a period of seven years after the termination of the Officer’s appointment as a director of the Company, the Officer shall be covered by the Company’s directors’ and officers’ liability insurance policy pursuant to and subject to the terms of such policy from time to time in force and to the Company’s policy on such insurance from time to time. The Officer understands and agrees that in the event that a liability arises (regardless of whether the liability is covered under the terms of such policy) and the insurer fails or refuses to provide him with any benefit under the directors’ and officers’ liability insurance arrangements provided by the Company, the Officer shall have no right of action against the Company specifically from the fact that the insurer fails or refuses to pay (but, for the avoidance of doubt, this does not affect the indemnity granted to the Officer under this Deed).

8.	SUBROGATION

If the Company makes any payment under this Deed, it shall be subrogated to the extent of such payment to any right the Officer may have for recovery of the amounts so paid from any third party. The Officer agrees to execute all documents required and do all other acts necessary to effect the foregoing provisions and permit the Company to enforce the rights so subrogated.

9.	INDEMNITIES IN ARTICLES OF ASSOCIATION

The indemnification provided by this Deed shall not be deemed exclusive of any rights to which the Officer may be entitled under the memorandum or articles of association of the Company, any agreement, any vote of shareholders or of the board of directors of the Company, or otherwise, or under any laws or regulations in effect now or in the future.

10.	ACCESS TO COMPANY BOOKS

10.1	Right to access Books

10.1.1	Subject to Clause 10.1.2, during the Term, the Company must, on request, allow the Officer to inspect and take copies (free of charge) of any Books during business hours.

10.1.2	After the Officer ceases to be an officer of the Company, the right of access and copying is limited to:

(a)	Books to which the Director was entitled to have access while an officer of the Company; and

(b)	Information the Director reasonably believes may be relevant to a Permitted Purpose.

10.2	Obligations of the Company

During the Term, the Company, must use its reasonable efforts to keep:

(a)	all Books safe and secure from damage; and

(b)	a complete set of all Books.

10.3	Return of Books

After the Officer ceases to be an officer of the Company, the Officer must return any copies of any Books taken:

(a)	while he was an officer of the Company, promptly after ceasing to be an officer of the Company; and

(b)	after he ceased to be an officer of the Company, promptly after they are no longer required for a Permitted Purpose.

10.4	Statutory Rights of Access

This Clause 10 does not adversely affect any statutory right of access which the Officer may have to the Books, including without limitation under Section 202(8) Companies Act, 1990.

10.5	Confidentiality

10.5.1	Without limiting the Officer’s duties as a director of the Company and subject to Clause 10.5.2, during the Term the Officer must:

(a)	keep all Information contained in the Books confidential;

(b)	must not disclose Information to any person; and

(c)	must not use Information other than for a Permitted Purpose.

10.5.2	The obligations in Clause 10.5.1 do not apply to Information if and to the extent that:

(a)	the disclosure or use is required by law, any regulatory body or any recognised stock exchange on which the shares of the Company or any Associated Company are listed;

(b)	the Information is or comes into the public domain (other than as a result of a contravention by the Director of this deed or any other obligation of confidence);

(c)	disclosure of the Information is reasonably necessary for a Permitted Purpose or to obtain legal, financial or taxation advice for the Officer and, in each case, disclosure of the Information:

(i)	is made on a confidential basis; and

(ii)	will not cause the Company’s right to claim legal privilege in regard to any other Information or documents to be waived;

(d)	disclosure of the Information is reasonably necessary for the purposes of the discharge of the duties of the Officer as a director of the Company; or

(e)	the Company has given its prior written consent to the disclosure of the Information.

10.5.3	The provisions of this Clause 10.5 shall continue to apply after the termination of the Officer’s appointment as a director of the Company and/or any Associated Company without limitation in time.

11.	NOTICES

11.1	Any notice or other communication in connection with this Deed (each, a “Notice”) shall be:

(a)	in writing;

(b)	delivered by hand, fax, pre-paid first class post or courier.

11.2	A Notice to the Company shall be sent to the following address, or such other person or address as the Company may notify to the Officer from time to time:

Address: the Company’s registered office from time to time

Attention:	[Chief Executive Officer]

With copy by email to:	[Email Address]

11.3	A Notice to the Officer shall be sent to the Officer at the following address, or such other person or address as the Officer may notify to the Company from time to time:

Address:	[Director’s or Officer’s Address]

With copy by email to:	[Director’s or Officer’s Email]

11.4	A Notice shall be effective upon receipt and shall be deemed to have been received:

(a)	60 hours after posting, if delivered by pre-paid first class post;

(b)	at the time of delivery, if delivered by hand or courier;

(c)	at the time of transmission in legible form, if delivered by fax.

12.	INVALIDITY

12.1.1	If any provision in this Deed shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the intention of the parties.

12.1.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 12.2.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Deed and the legality, validity and enforceability of the remainder of this Deed shall, subject to any deletion or modification made under Clause 12.2.1, not be affected.

13.	VARIATION AND WAIVER

13.1	No variation of this Deed shall be effective unless in writing and signed by or on behalf of each of the parties.

13.2	No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.	COUNTERPARTS

This Deed may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument.

15.	WHOLE AGREEMENT

15.1	This Deed contains the whole agreement between the parties relating to the subject matter of this Deed at the date of this Deed to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Company and the Officer in relation to the matters dealt with in this Deed.

15.2	The Officer acknowledges that he has not been induced to execute this Deed by any representation, warranty, assurance or undertaking not expressly incorporated into it.

16.	ASSIGNMENT

16.1	The Company may at any time assign to an Associated Company the benefit of the whole or any part of its rights under this Deed provided that such assignment shall be expressed to have effect only for so long as the assignee remains an Associated Company.

16.2	The Officer may not assign the benefit of all or any part of his rights under this Deed.

17.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

17.1	This Deed shall be governed by the laws of Ireland. The parties irrevocably agree that the courts of Ireland are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed. The Company agrees to reimburse the Officer for any reasonable travelling expenses incurred by him in attending any court hearings in Ireland, upon production of adequate receipts and to the extent that the Officer may not recover such costs from any other person. The Officer will repay to the Company any money which he subsequently recovers for such costs from any other person.

17.2	In the event of any change in applicable law, statute or rule which restricts the right of the Company to indemnify a person serving in a capacity referred to in this Deed, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Deed, shall have no effect on this Deed or the parties’ rights and obligations hereunder.

IN WITNESS WHEREOF this Deed has been delivered on the date first stated above.

Given under the Common Seal of

NEXVET BIOPHARMA LIMITED

which was affixed hereto and

this Deed was delivered:

Signature of [Director or Officer]	Signature of Director/Company Secretary

Name of [Director or Officer] (print)	Name of Director/Company Secretary (print)

Date:

Signed and Delivered as a Deed by

[DIRECTOR] in the presence of:

Signature of Witness	Signature of [Director or Officer]

Name of Witness (print)

Address of Witness (print)

Occupation of Witness (print)

Date: